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Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors
interWAVE Communications International, Ltd.

    We consent to the incorporation by reference in the registration statements (File Nos. 333-59308 and 333-64854) on Form S-8 of interWAVE Communications International, Ltd. of our report dated August 13, 2001, relating to the consolidated balance sheets of interWAVE Communications International, Ltd. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2001, and the related schedule, which report appears in the June 30, 2001 annual report on Form 10-K of interWAVE Communications International, Ltd. We also consent to the reference to our firm under the heading "Selected Financial Data" in the annual report on Form 10-K of interWAVE Communications International, Ltd.

/s/ KPMG LLP

Mountain View, California
 September 24, 2001

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  Exhibit 23.1
CONSENT OF KPMG LLP